Exhibit 3.4

BYLAWS

OF

GRAN TIERRA ENERGY INC.

(Incorporated under the Laws of the State of Delaware)

Article I

OFFICES AND RECORDS

Section (1) Registered Office. The registered office of Gran Tierra Energy Inc. (the “Corporation”) in the State of Delaware shall be located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company. The registered office and registered agent of the Corporation may be changed from time to time by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) in the manner provided by applicable law.

Section (2) Other Offices. The Corporation may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section (3) Books and Records. The books and records of the Corporation may be kept at such place or places as may from time to time be designated by the Board of Directors.

Article II

STOCKHOLDERS

Section (1) Annual Meeting. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”). At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting.

Section (2) Special Meeting.

a.     Special meetings of the stockholders may be held at such time and place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine in accordance with this Article II, Section (2) and as set forth in the notice of the meeting.

b.     A special meeting of stockholders may be called by the Chairman of the Board, by a vote of a majority of the directors then in office or by the Secretary upon the written request (a “Special Meeting Request”) of holders of record of at least 25% of the outstanding common stock of the Corporation (the “Requisite Percentage”) at the time such request is properly submitted by the holders of the Requisite Percentage. A Special Meeting Request must be delivered to the Secretary at the Corporation’s principal executive offices and shall be signed by each stockholder requesting the special meeting (each, a “Requesting Stockholder”) and shall be accompanied by a notice setting forth the information required by Article II, Section (6) of the bylaws of the Corporation (the “Bylaws”) with respect to each such Requesting Stockholder. In determining whether a Special Meeting Request has been properly requested, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the special meeting and the same matters to be acted on at such meeting (in each case as determined in good faith by the Board) and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. Requesting Stockholders who collectively hold at least the Requisite Percentage on the date the Special Meeting Request is submitted to the Secretary must (A) continue to hold at least the number of shares of common stock set forth in the Special Meeting Request with respect to each such Requesting Stockholder through the date of the special meeting and (B) submit a written certification (an “Ownership Certification”) confirming the continuation of such holdings on the business day immediately preceding the special meeting, which Ownership Certification shall include any information required by Article II, Section (6) of these Bylaws as of the date of such special meeting with respect to each such Requesting Stockholder. For the avoidance of doubt, with respect to a Special Meeting Request, no stockholder other than a Requesting Stockholder shall be required to provide the information required by Article II, Section (6) of these Bylaws.

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c.     A special meeting called pursuant to Article II, Section (2)(b) shall be held at such date, time and place as determined by the Board of Directors in accordance with these Bylaws; provided, however, that the date of any special meeting called by the Secretary pursuant to a Special Meeting Request shall not be more than 90 days after a Special Meeting Request that satisfies the requirements of this Section (2) is received by the Secretary. The date, time and place of such special meeting shall be set forth in the notice of special meeting. If a valid Special Meeting Request is received by the Secretary subsequent to a valid Special Meeting Request and before the date of the corresponding special meeting of stockholders, all items of business contained in the subsequent Special Meeting Request may be presented at one special meeting.

d.     Notwithstanding the foregoing provisions of this Section (2), a special meeting requested by stockholders pursuant to Section (2)(b) shall not be held if (i) the Special Meeting Request does not comply with this Section (2); (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) an annual or special meeting of stockholders that included a similar item of business (“Similar Item”) (as determined in good faith by the Board of Directors) was held not more than 120 days before the Special Meeting Request was received by the Secretary; (v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Secretary and the Board of Directors determines in good faith that the business to be conducted at such meeting includes a Similar Item; (vi) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), or other applicable law; or (vii) two or more special meetings of stockholders called pursuant to the request of stockholders have been held within the 12-month period before the Special Meeting Request was received by the Secretary.

e.     Any Requesting Stockholder may revoke such stockholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices and if, following any such revocation, there are outstanding requests from stockholders holding less than the Requisite Percentage in accordance with this Section (2), the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, or if the Ownership Certification does not satisfy the requirements set forth in Section (2)(b) of these Bylaws, the Corporation need not present such business for a vote at such special meeting.

f.     Business conducted at a special meeting requested by stockholders pursuant to Section (2)(b) of these Bylaws shall be limited to the matters described in the applicable Special Meeting Request; provided, however, the Board of Directors shall not be prohibited from submitting matters to the stockholders at any such special meeting requested by stockholders.

Section (3) Notice of Meeting. Written or printed notice, stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

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Section (4) Quorum, Chairman of the Meeting, Conduct of Meetings and Postponement.

a.     Quorum. Except as otherwise provided by applicable law or by the Corporation’s certificate of incorporation (the “Certificate of Incorporation”), the holders of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), which shares represent a majority of the total number of votes which may be cast by all holders of Voting Stock by virtue of holding such Voting Stock, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The Chairman of the Meeting (as defined below) or a majority of the shares so represented may adjourn or recess the meeting at any time and for any reason, whether or not there is a quorum. When a meeting is adjourned or recessed to another time or place, notice need not be given of the adjourned or recessed meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or recessed meeting are announced at the meeting at which the adjournment or recess is taken. At the adjourned or recessed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or recess is for more than thirty (30) days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment or recess a new record date for stockholders entitled to vote is fixed for the adjourned or recessed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or recessed meeting, and shall give notice of the adjourned or recessed meeting to each stockholder of record entitled to vote at such adjourned or recessed meeting as of the record date fixed for notice of such adjourned or recessed meeting.

b.     Chairman of the Meeting. The Chairman of the Board, or in his absence or at his direction, the Chief Executive Officer, or in his absence, the President, shall preside at all meetings of the stockholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Corporation present at the meeting (such person, the “Chairman of the Meeting”). The Secretary, if present, shall act as secretary of each meeting of stockholders; if the Secretary is not present at a meeting, the Chairman of the Meeting may appoint any other person to act as secretary of the meeting.

c.     Conduct of the Meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate and which do not conflict with applicable provisions of law, the Certificate of Incorporation and these Bylaws. Except to the extent inconsistent with applicable provisions of law or the Certificate of Incorporation, these Bylaws and such rules and regulations as adopted by the Board of Directors, the Chairman of the Meeting may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Chairman of the Meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the Meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Chairman of the Meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) restrictions on the use of audio or video recording devices at the meeting and (vi) limitations on the time allotted to questions or comments by participants.

d.     Postponement. The Board of Directors may, at any time prior to the holding of a meeting of stockholders, and for any reason, cancel, postpone or reschedule such meeting by public announcement made prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reportable by any national news service or in a document publicly filed by the Corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section (5) Voting. Each stockholder shall be entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws, in person or by proxy, but no proxy shall be voted after three (3) years from the date of its creation, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest legally sufficient to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the person recording the proceedings of the meeting an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

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The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section (5) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section (6) Notice of Stockholder Business and Nominations.

a.     Annual Meetings of the Stockholders. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these Bylaws.

(1)     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 30th day nor earlier than the close of business on the 65th day prior to the date of the annual meeting; provided, however, that in the event that the date of the annual meeting is less than 50 days after the day on which public announcement of the date of such annual meeting is first made by the Corporation, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of adjournment or recess of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(2)     Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) the name, age, business address and, if known, residence address of each such nominee; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of each class of the capital stock of the Corporation which are beneficially owned by each such nominee; (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, (v) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (vi) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between the stockholder giving the notice, on the one hand, and each proposed nominee, his or her respective affiliates and associates (each within the meaning of Rule 12b-2 under the Exchange Act) and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert and (vii) a completed and signed questionnaire, representation and agreement as provided in Article II, Section (6)(c)(1) of these Bylaws. The stockholder’s notice must also contain, as to the stockholder giving the notice, all the information and representations set forth in clauses (ii) through (vi) of Section (6)(a)(3) below.

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(3)     A stockholder’s notice shall set forth as to any business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of such beneficial owner, if any, (iv) (A) the class or series, if any, and number of shares of the Corporation that are beneficially owned by such stockholder or such beneficial owner, if any, (B) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) owned beneficially by such stockholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or such beneficial owner, if any, has a right to vote any shares of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s, if any, immediate family sharing the same household, and (H) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, (v) a summary of any material discussions regarding the business proposed to be brought before the meeting between such stockholder and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) and (vi) a representation that the stockholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

(4)     Notwithstanding anything in these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increase of the Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

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b.     Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and as shall have been accompanied by a notice setting forth the information required by Article II, Section (6) of these Bylaws, as if such Section were applicable to special meetings of stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders in which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, (ii) pursuant to Article II, Section (2) of these Bylaws and (iii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) who complies with the notice procedures set forth in these Bylaws as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if its stockholder’s notice required by these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 100th day prior to such special meeting and not later than the close of business on the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominee, proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

c.     General.

(1)     Director Questionnaire and Agreement. To be eligible to be a nominee for election as a director of the Corporation, each proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Article II, Section (6)) to the Secretary at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (C) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable, publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(2)     Additional Information Requests. The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with Section 803 of the NYSE MKT Rules and the Corporation’s corporate governance documents, including the Board committee charters and the Code of Conduct and Business Ethics, or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(3)     Duty to Update and Supplement Notice. A stockholder providing notice of business proposed to be brought or of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article II, Section (6) shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof).

(4)     Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders and shall have been brought before the meeting in accordance with the procedures act forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

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(5)     Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposal in the Corporation’s proxy statement pursuant to Rule 14a-5 under the Exchange Act.

Section (7) Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot. Directors shall be elected by a majority of the votes cast by the holders of Voting Shares at a meeting of stockholders at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. For purposes of this Section (7), a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. Unless the director election standard is a plurality, if a director is not elected by a majority of votes cast, the director shall promptly tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Corporation shall make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation or whether other action should be taken. The Nominating Committee shall recommend, and the Board of Directors’ decision shall be, to accept the resignation absent exceptional circumstances. The resignation will be effective when accepted by the Board of Directors. The Board of Directors shall act on the Nominating Committee’s recommendation within ninety (90) days from the date of the meeting of stockholders and publicly disclose its decision. If the Board of Directors determines not to accept a resignation, the public disclosure shall fully state the reasons for such decision. A director who tenders his or her resignation for consideration shall not participate in the Nominating Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto. If a director’s resignation is accepted by the Board of Directors pursuant to this Section (7), or if a nominee for director is not elected, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article III, Section (2) or may decrease the size of the Board of Directors pursuant to Article III, Section (2). Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election or removal of directors, the affirmative vote of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section (8) Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the Meeting may appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

The Chairman of the Meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

Section (9) Action Without a Meeting. Unless otherwise provided by law, and subject to the procedures set forth in this Section (9), any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by stockholders holding Voting Stock representing a majority of votes entitled to be cast at such a meeting, except however, if a different portion of voting power is required by law, the Certificate of Incorporation or these Bylaws, then that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the stockholders of the Corporation and must be delivered to the Corporation’s registered office or principal place of business in a manner permitted by law.

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a.     In order that the Corporation may determine the stockholders entitled to take corporate action by written consent without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary (each such notice, a “Record Date Request”), request the Board of Directors fix a record date for such purpose; provided, however, that any such Record Date Request must be delivered to the Secretary at the Corporation’s principal executive offices by a holder or holders of record of at least 10% of the outstanding common stock of the Corporation as of the time such Record Date Request is properly submitted by such holder or holders. To be properly submitted, a Record Date Request must (i) be signed by each stockholder requesting the Board of Directors fix a record date (each such stockholder, a “Record Date Requesting Stockholder”) and (ii) be accompanied by a notice setting forth the information required by Article II, Section (6) of these Bylaws as of the date of such Record Date Request with respect to each Record Date Requesting Stockholder. In determining whether a Record Date Request has been properly requested, multiple Record Date Requests delivered to the Secretary will be considered together only if (x) each Record Date Request identifies the same purpose or purposes of the proposed action by written consent and the same matters to be acted on by written consent (in each case as determined in good faith by the Board) and (y) such Record Date Request has been dated and delivered to the Secretary within sixty (60) days of the earliest dated Record Date Request. Record Date Requesting Stockholders who collectively hold at least 10% of the outstanding common stock of the Corporation at the time the Record Date Request is submitted to the Secretary must (A) continue to hold at least the number of shares of common stock set forth in the Record Date Request with respect to each Record Date Requesting Stockholder through the date that any corporate action by written consent becomes effective and (B) submit a written certification confirming the continuation of such holdings on the business day immediately preceding the date that any corporate action by written consent becomes effective, which certification shall include any information required by Article II, Section (6) of these Bylaws as of the date that any corporate action by written consent becomes effective with respect to each such Record Date Requesting Stockholder. For the avoidance of doubt, with respect to a Record Date Request, no stockholder other than a Record Date Requesting Stockholder shall be required to provide the information required by Article II, Section (6) of these Bylaws. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such Record Date Request is received by the Secretary, adopt a resolution fixing such record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a Record Date Request is received, the record date for determining stockholders entitled to take corporate action by written consent without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery in a manner permitted by applicable law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to take corporate action by written consent without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

b.     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required hereby to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery in a manner permitted by applicable law.

c.     A facsimile, electronic mail message, telegram, cablegram or other electronic transmission (each an “electronic transmission”) consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine: (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery in a manner permitted by applicable law.

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d.     Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

e.     In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or any related revocations, the Secretary shall provide for the safekeeping of such consents and revocations. The Secretary, or such other officer of the Corporation as the Board of Directors may designate, shall, as promptly as practicable, conduct a ministerial review of the validity of the consents and/or any related revocations deemed necessary and appropriate; provided, however, that if the corporate action to which the written consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary, or such other officer of the Corporation as the Board of Directors may designate, shall promptly designate two persons, who may be employees of the Corporation, but who shall not be members of the Board of Directors or officers of the Corporation, to serve as inspectors with respect to such written consent and such inspectors shall discharge the functions of the Secretary, or such other officer of the Corporation as the Board of Directors may designate, under this Section (9).

f.     No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer of the Corporation as designated by the Board of Directors or inspectors as appointed in accordance with this Section (9)(e), as applicable, completes their review, determines that the consents delivered to the Corporation in accordance with this Section (9) represent not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and certifies such determination to the Board of Directors for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.

g.     Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided herein.

h.     Any stockholder giving a written consent, or the stockholder’s proxyholder, may revoke the consent in any manner permitted by applicable law.

Article III

BOARD OF DIRECTORS

Section (1) General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section (2) Number, Tenure and Qualifications.

a.     The Board of Directors shall consist of not less than one (1) and not more than nine (9) directors. The number of directors may be fixed and changed from time to time by a resolution of the Board of Directors in accordance with this Section (2)(a). All directors are in the same class and shall have equal voting rights.

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b.     The directors shall hold office until the next meeting of stockholders held for the purpose of electing the Board of Directors or until their successors have been duly elected and qualified, or until a director’s prior death, resignation or removal. Any director may resign at any time upon written notice of such resignation to the Corporation.

c.     A vacancy occurring in the Board of Directors for any reason other than removal may be filled by a majority of the remaining Directors, or a sole remaining director, though less than a quorum. Any vacancy occurring in the Board of Directors by reason of removal shall be filled by a plurality of the votes cast by the holders of shares entitled to vote at a meeting of stockholders at which a quorum is present.

d.     Between successive annual meetings, the directors shall have the power to appoint one or more additional directors to fill any vacancies occurring in the Board of Directors for any reason other than removal. A director so appointed shall hold office only until the next following annual meeting of the Corporation or until his successor is duly elected and qualified, but such director shall be eligible for election at the next meeting of stockholders held for the purpose of electing directors and the number of directors will be increased accordingly.

Section (3) Notice of Meeting. A regular meeting of the Board of Directors shall be held without other notice than as provided by these Bylaws immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of different or additional regular meetings without other notice than such resolution.

Section (4) Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section (5) Notice. Notice of any special meeting of directors shall be given to each director at his business or residence in writing, by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, electronic mail or other electronic transmission, or orally, including in person or by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least two (2) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice a delivered to the overnight mail or courier service at least twenty-four (24) hours before such meeting. If by facsimile transmission or electronic mail or other electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If orally, including in person or by telephone, or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Article VIII. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VI, Section (3) of these Bylaws.

Section (6) Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section (7) Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section (8) Quorum. Subject to Article III, Section (2), a whole number of directors equal to at least a majority of the directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn or recess the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough directors to leave less than a quorum.

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Section (9) Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the directors then in office, designate one or more committees to exercise, subject to applicable provisions at law, the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session. Each such committee shall consist of two or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution and in the charter of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article III, Section (5) of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committees shall have or may exercise any authority of the Board of Directors.

Section (10) Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registered and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section (11) Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

Article IV

OFFICERS

Section (1) Elected Officers. The elected officers of the Corporation shall be: a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may he conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board of Directors or President, as the case may be.

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Section (2) Election and Term of Office. The elected officers of the Corporation shall be elected from time to time, but no less than annually, by the Board of Directors at a regular meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any officer (other than the Chairman of the Board or President) may be removed from office at any time by either the affirmative vote of a majority of the directors then in office or by the Chairman of the Board or President. The Chairman of the Board and the President may only be removed from office by the affirmative vote of a majority of the directors then in office. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section (3) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board of Directors.

Section (4) President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

Section (5) Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, the Chairman of the Board or the President.

Section (6) Treasurer. The Treasurer shall be a Vice President and act in an executive financial capacity. He shall assist the Chairman of the Board and the President in the general supervision of the Corporation’s financial policies and affairs. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such bank, as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time, by the Board of Directors, the Chairman of the Board or the President.

Section (7) Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he shall be custodian of the records; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

Section (8) Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the President may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee compensation plan.

Section (9) Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President, as the case may be.

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Article V

STOCK, STOCK CERTIFICATES, TRANSFERS AND RECORD DATE

Section (1) Stock. Stock shall be issued in accordance with the Fourth section of the Certificate of Incorporation at a fair market value determined by the Board of Directors. Consideration received by the Corporation for such shares shall not be in the form of promissory notes or services to be performed, or any combination thereof.

Section (2) Stock Certificates, Uncertificated Shares and Transfers. The interest of each stockholder of the Corporation shall be in shares of stock, which shall be either uncertificated shares or certificated shares. Certificated shares shall be evidenced by certificates for shares of stock in such form as the proper officers of the Corporation may from time to time prescribe. The certificates of stock shall be signed, counter-signed and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who have signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section (3) Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, nor shall the shares of stock represented by such certificate alleged to have been lost, destroyed or stolen be represented by uncertificated shares, except on production of such evidence of such loss, destruction or theft of the certificate and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.

Section (4) Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorney or legal representatives, and upon such transfer the old certificates (in the case of shares of stock represented by certificates) shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates (or no certificates in the event that such shares are to be uncertificated) shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section (5) Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or recess thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or recess of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned or recessed meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or recessed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Article VI

MISCELLANEOUS

Section (1) Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section (2) Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section (3) Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or the bylaws.

Section (4) Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section (5) Severability. Whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law but if any provision or any portion of any provision of these Bylaws shall be held to be invalid, illegal or unenforceable, in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction and these Bylaws shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Article VII

CONTRACTS, PROXIES, ETC.

Section (1) Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

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Section (2) Voting of Shares in Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at a meeting of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

Article VIII

AMENDMENTS

Section (1) By Stockholders. All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by the stockholders holding no less than a majority of the votes represented by the then-issued and outstanding shares of stock entitled to vote thereon, at an annual meeting or special meeting called for that purpose.

Section (2) By Directors. The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the Corporation, provided, however, the affirmative vote of the stockholders holding a majority of the voting power of all of the then-issued and outstanding shares of Voting Stock shall be required to amend Article III, Section 2(a) of these Bylaws.

Article IX

INDEMNITY

Section (1) Liabilities and Expenses in Actions. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to expenses (including but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any such Proceeding), provided that the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Notwithstanding the foregoing, except as otherwise provided in this Article IX, the Corporation shall not be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee unless the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized in the specific case by the Board.

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Section (2) Breach of Fiduciary Duty. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it presently exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right arising prior to the time of such amendment, modification or repeal.

Section (3) Repeal. No amendment to, or repeal of, any of the provisions of this Article IX will adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal of these provisions.

Section (4) Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by (i) a former or current officer or director of the Corporation, or (ii) any person designated by the Board as a person subject to this advancement provision, in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such former or current officer or director or designated person to repay all amounts advanced if it should be ultimately determined that such former or current officer or director or designated person is not entitled to be indemnified under this Article X or otherwise.

Section (5) Non-Exclusivity. The rights conferred upon any person under this Article IX shall not be exclusive of any other rights to which such person may have or hereafter acquire under any statute, any other provision of these Bylaws, the Certificate of Incorporation, or any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity, and as to action in any other capacity while holding such office. This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section (6) Continuation. Indemnification and advancement of expenses as provided by, or granted pursuant to, this Article IX shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Article X

forum for Adjudication of Disputes

Section (1) Exclusive Forum. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, stockholder or other agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of the certificate of incorporation or these bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

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